UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015 (October 5, 2015)

Home Loan Servicing Solutions, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services

(Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (345) 945-3727

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 15, 2014, the Securities and Exchange Commission (the “Commission”) instituted an investigation into Home Loan Servicing Solutions, Ltd.’s (the “Company”) restatement of its consolidated financial statements for the years ended December 31, 2013 and 2012 and for the quarter ended March 31, 2014 and disclosures concerning related party transactions (the “Investigation”). The Company has agreed to resolve such matter by consenting to the entry of a Cease and Desist Order, without admitting or denying that the Company violated Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-1, and 13a-13 promulgated thereunder, and to a settlement payment of $1.5 million to the Commission. On October 5, 2015, the terms of the settlement were approved and accepted by the Commission.

Pursuant to that certain Share and Asset Purchase Agreement, dated as of April 6, 2015, by and among the Company, New Residential Investment Corp. (“NRZ”), HLSS MSR-EBO Acquisitions LLC and HLSS Advances Acquisition Corp. (which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on April 10, 2015), NRZ acquired substantially all of the assets of the Company and assumed substantially all of the liabilities of the Company, including the obligation for the aforementioned settlement payment. The matter giving rise to the Investigation and related settlement is unrelated to any activities of NRZ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Loan Servicing Solutions, Ltd. (Registrant)

By:	/s/ James E. Lauter
	Name: Title:	James E. Lauter Senior Vice President and Chief Financial Officer (On behalf of the Registrant as its principal financial officer)

Date: October 7, 2015